A special meeting of the fund's shareholders was held on July 18, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	836,421,407.70	100.000
Against	.00	.000
Abstain	.00	.000
TOTAL	836,421,407.70	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	836,421,407.70	100.000
Against	.00	.000
Abstain	.00	.000
TOTAL	836,421,407.70	100.000
PROPOSAL 3
To elect the fourteen nominees specified below as Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Ralph F. Cox
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
	# of Votes Cast	% of Votes Cast
Phyllis Burke Davis
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Robert M. Gates
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Abigail P. Johnson
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Edward C. Johnson 3d
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Donald J. Kirk
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Marie L. Knowles
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Ned C. Lautenbach
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Peter S. Lynch
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
	# of Votes Cast	% of Votes Cast
Marvin L. Mann
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
William O. McCoy
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
Robert C. Pozen
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
William S. Stavropoulos
Affirmative	836,421,407.70	100.000
Withheld	.00	.000
TOTAL	836,421,407.70	100.000
469:
PROPOSAL 4
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	836,421,407.70	100.000
Against	.00	.000
Abstain	.00	.000
TOTAL	836,421,407.70	100.000

*Denotes trust-wide proposals and voting results.